UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21287 (Commission File Number)	95-3732595 (I.R.S. Employer Identification No.)
2381 Rosecrans Avenue El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

(310) 536-0908
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2008, Peerless Systems Corporation (the “Company”) and Adobe Systems Incorporated (“Adobe”) entered into Amendment No. 30, effective as of June 30, 2008 (“Amendment”), to the PostScript Software Development License and Sublicense Agreement dated July 23, 1999, as amended (the “Agreement”). Pursuant to the terms of the Amendment, Adobe will provide certain maintenance services to the Company for a fixed fee, in lieu of certain license fees and annual maintenance requirements set forth in the Agreement and the Wind-Down Period contemplated in Exhibit B of the Agreement will be extended to a maximum of 21 months following expiration of the Agreement.

The foregoing description does not purport to be complete and is qualified in entirety to the text of the Amendment, which will be filed as an exhibit to Peerless’ Form 10-Q for the second quarter ended July 31, 2008, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

On August 7, 2008, the Company issued a press release announcing the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: August 7, 2008	By /s/ William Neil William Neil Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release.